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                                                                     Exhibit 3.3

                               TWI HOLDINGS, INC.

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

     TWI Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL") does hereby certify, pursuant to Section 241 of the General Corporation Law of the State of Delaware, that:

     1. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and substituting in lieu of said Article the new Article FOURTH as set forth in Exhibit A attached hereto.

     2.   The Corporation has not received any payment for any of its stock.

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, TWI Holdings, Inc. has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by Christopher A. Masto, its President, this 31/st/ day of October, 2002.

                                        TWI HOLDINGS, INC.


                                        By: /s/ Christopher A. Masto
                                           -------------------------------------
                                                Christopher A. Masto
                                                President

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                                                                       EXHIBIT A
                                                                       ------- -

                                  AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                               TWI HOLDINGS, INC.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 600,000, consisting solely of:

     250,000 shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock"), of which 180,000 shares are further designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock");

     25,000 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock");

     300,000 shares of Class B-1 Voting Common Stock, $.01 par value per share (the "Class B-1 Common Stock"); and

     25,000 shares of Class B-2 Non-Voting Common Stock, $.01 par value per share (the "Class B-2 Common Stock" and collectively with the Class B-1 Common Stock, the "Class B Common Stock").

A.   DEFINITIONS
     -----------

As used in this Article Fourth:

     "Affiliate" means, with respect to the Corporation, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Corporation. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Corporation, whether through ownership, by contract or otherwise.

     "Board of Directors" has the meaning set forth in Part B, Section 1 of this Article Fourth.

     "Class A Conversion Date" has the meaning set forth in Part D, Section 1.4(a)(ii) of this Article Fourth.

     "Class A Conversion Notice" has the meaning set forth in Part D, Section 1.4(a)(ii) of this Article Fourth.

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                                       -2-

     "Class A Conversion Rate" has the meaning set forth in Part D, Section 1.4(c) of this Article Fourth.

     "Class A Liquidation Value" means $1,000, provided that in the event of an Extraordinary Stock Event with respect to the Class A Common Stock, the Class A Liquidation Value shall be proportionately adjusted so that the aggregate Class A Liquidation Value of all shares of Class A Common Stock outstanding immediately prior to the Extraordinary Stock Event is the same as the aggregate Class A Liquidation Value of all shares of Class A Common Stock outstanding immediately after the Extraordinary Stock Event.

     "Common Stock" means, collectively, the Class A Common Stock and the Class B Common Stock.

     "Contribution Agreement" means the Contribution Agreement, dated as of October 4, 2002, among the Corporation and each of the investors named therein, as the same may be amended, restated, modified or supplemented and in effect from time to time.

     "Disposition Event" means (i) any sale of all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole, (ii) any merger or consolidation of the Corporation, or any transaction as a result of which the Corporation is acquired by the purchase of a majority of its outstanding Class B Common Stock (determined on a fully-diluted basis), as a result of which, in each such case, the holders of a majority of the outstanding Class B Common Stock (determined on a fully-diluted basis) before such merger, consolidation or sale cease to hold, directly or indirectly, a majority of the Class B Common Stock (determined on a fully-diluted basis) of the Corporation or a majority of the common stock (determined on a fully-diluted basis) of the successor to the Corporation immediately following such merger, consolidation or sale, or (iii) a Qualified Public Offering.

     "Effective Date" means the closing date of the transactions contemplated by the Contribution Agreement.

     "Extraordinary Stock Event" means, as to any class or series of the Corporation's capital stock, any stock dividend, stock split, combination of shares, reorganization, reclassification or other similar event which has the effect of altering the total number of outstanding shares of such class or series of the Corporation's capital stock.

     "Junior Stock" means the Class B Common Stock and any other shares of capital stock of the Corporation ranking on liquidation junior to the Class A Common Stock.

     "Liquidation" means any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

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                                       -3-

    "Management Repurchase Agreement" means any agreement from time to time entered into between the Corporation and any officer, employee or director of the Corporation entitling or requiring the Corporation to repurchase any shares of Preferred Stock or Common Stock, or options therefor, from such officer, employee or director.

     "Mandatory Series A Conversion Date" has the meaning set forth in Part C,
Section 1.4(b)(ii) of this Article Fourth.

     "Mandatory Series A Conversion Event" has the meaning set forth in Part C,
Section 1.4(b)(i) of this Article Fourth.

     "Mandatory Series A Conversion Notice" has the meaning set forth in Part C,
Section 1.4(b)(ii) of this Article Fourth.

     "Mezzanine Debt Documents" means the Senior Subordinated Loan Agreement among the Corporation, certain of its Subsidiaries, TA Subordinated Debt Fund, L.P., TA Investors, LLC, Gleacher Mezzanine Fund I, L.P. and Gleacher Mezzanine Fund P, L.P. and all agreements, instruments and documents entered into in connection therewith, as the same may be amended, restated, modified or supplemented and in effect from time to time.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

     "Plan" means the 2002 Stock Option Plan of the Corporation, as the same may be amended, restated, modified or supplemented and in effect from time to time.

     "Qualified Public Offering" means a public offering of shares of Class B Common Stock pursuant to an effective registration statement on Form S-1, or any successor form, of the Securities and Exchange Commission, pursuant to which (a) the per share price to the public is not less than the Series A Liquidation Value (such amount to be subject to proportionate adjustment in the event of any Extraordinary Stock Event with respect to the Class B Common Stock occurring after the Effective Date) and (b) the gross proceeds to the Corporation are not less than Twenty Five Million Dollars ($25,000,000).

     "Series A Conversion Date" has the meaning set forth in Part C, Section 1.4(a)(ii) of this Article Fourth.

     "Series A Conversion Notice" has the meaning set forth in Part C, Section 1.4(a)(ii) of this Article Fourth.

     "Series A Conversion Rate" has the meaning set forth in Part C, Section 1.4(d) of this Article Fourth.

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                                       -4-

     "Series A Dividend Rate" has the meaning set forth in Part C, Section 1.1(a) of this Article Fourth.

     "Series A Junior Stock" means the Common Stock and any other shares of capital stock of the Corporation ranking on liquidation junior to the Series A Preferred Stock.

     "Series A Liquidation Value" means $1,000, provided that in the event of an Extraordinary Stock Event with respect to the Series A Preferred Stock, the Series A Liquidation Value shall be proportionately adjusted so that the aggregate Series A Liquidation Value of all shares of Series A Preferred Stock outstanding immediately prior to the Extraordinary Stock Event is the same as the aggregate Series A Liquidation Value of all shares of Series A Preferred Stock outstanding immediately after the Extraordinary Stock Event.

     "Series A Redemption Date" has the meaning set forth in Part C, Section 1.5(a) of this Article Fourth.

     "Series A Redemption Price" has the meaning set forth in Part C, Section 1.5(d) of this Article Fourth.

     "Series A Stockholder Agreement" means the Series A Preferred Stock Stockholder Agreement among the Corporation and certain of its stockholders, as such agreement may be amended, restated, modified or supplemented and in effect from time to time.

     "Stockholder Agreement" means the Stockholder Agreement among the Corporation and each of its stockholders, as such agreement may be amended, restated, modified or supplemented and in effect from time to time.

     "Subsidiary" means, with respect to the Corporation, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by the Corporation or by a Subsidiary of the Corporation, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

B.   PREFERRED STOCK
     --------- -----

     1. Issue in Series. Preferred Stock may be issued from time to time in or one or more series, each such series to have the terms stated herein and, if applicable, in the resolution of the Board of Directors of the Corporation (the "Board of Directors") providing for its creation under Section 2 below. All shares of any one series of

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                                       -5-

Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

     2. Creation of Series. The Board of Directors shall have the authority by resolution to cause to be created one or more series of Preferred Stock and, prior to the issuance of any shares of any such series, to determine and fix the powers, designations, preferences, qualifications, privileges, options and other relative, participating, optional, or special rights and limitations of each such series, subject to any limitation provided by law or herein.

C.   SERIES A PREFERRED STOCK.
     ------ - --------- -----

1.   Terms Applicable to Series A Preferred Stock.

     1.1  Dividends.

     (a) The Corporation shall accrue and pay preferential dividends to the holders of the Series A Preferred Stock as provided in this Section 1.1. Dividends on each outstanding share of Series A Preferred Stock shall accrue cumulatively on a daily basis during each fiscal year of the Corporation at the rate of 8% per annum (the "Series A Dividend Rate") on the Series A Liquidation Value thereof, until such amount is actually paid. Such dividends shall be compounded quarterly on the last day of each fiscal quarter of the Corporation with the effect that an additional dividend shall accrue on each outstanding share of Series A Preferred Stock at a rate per annum equal to the Series A Dividend Rate on the amount so compounded until such amount is actually paid. Dividends on each outstanding share of Series A Preferred Stock shall be payable in cash only (i) upon Liquidation as provided in Section 1.2 below and (ii) upon redemption as provided in Section 1.5 below.

     (b) Dividends on each share of Series A Preferred Stock shall accrue under paragraph (a) above from and including the date of issuance of such share to and including the date on which the Series A Liquidation Value of such share is paid, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends at the time of such accrual. The date on which the Corporation initially issues any share of Series A Preferred Stock shall be deemed to be its "date of issuance", regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Except for (i) any repurchases of Common Stock pursuant to any Management Repurchase Agreement which are made in accordance with the terms thereof and (ii) any repurchases of Common Stock or warrants therefor pursuant to the Mezzanine Debt Documents which are made in accordance with the terms thereof, no dividend of cash or other property or other distribution shall be paid, declared or set apart (A) with respect to any share of Class B Common Stock unless a dividend is paid or declared and set apart for payment with respect to each outstanding share of Series A Preferred Stock in an amount at least equal to the product of (x) the amount of such

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                                       -6-

dividends or other distributions so paid, declared, or set apart for each share of Class B Common Stock, multiplied by (y) the number of shares of Class B-1 Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to Section 1.4 below, and (B) with respect to any share of Class A Common Stock unless a dividend is paid or declared and set apart for payment with respect to each outstanding share of Series A Preferred Stock in an amount at least equal to the product of (x) the amount of such dividends or other distributions so paid, declared, or set apart for each share of Class A Common Stock, divided by the number of shares of Class B-1 Common Stock into which such share of Class A Common Stock is convertible multiplied by (y) the number of shares of Class B-1 Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to Section 1.4 below. Any dividend of cash or other property or other distribution that is paid with respect to the Series A Preferred Stock pursuant to the immediately preceding sentence shall be in addition to and separate from, and shall not affect the dividends accruing on, each share of Series A Preferred Stock pursuant to paragraph (a) above. In the event of a conversion of any share of Series A Preferred Stock pursuant to
Section 1.4 below, all accrued and unpaid dividends on such share of Series A Preferred Stock pursuant to paragraph (a) above shall be canceled, and no dividends shall be deemed to have accrued or be payable in respect of such share of Series A Preferred Stock pursuant to paragraph (a) above.

     (c) Except as set forth in paragraph (a) or (b) above, the Corporation shall not pay any dividends (including, without limitation, any stock dividends) on the outstanding shares of Series A Preferred Stock.

     1.2  Liquidation.

     (a) Upon any Liquidation, the holders of shares of Series A Preferred Stock shall be entitled to be paid, before any payment shall be made to the holders of Series A Junior Stock, with respect to each share of Series A Preferred Stock then held by such holder, the Series A Liquidation Value plus all then accrued and unpaid dividends thereon up to the date of payment, and the holder of such shares of Series A Preferred Stock shall not be entitled to any further payment with respect thereto. If, upon any Liquidation, the Corporation's assets to be distributed among the holders of Series A Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled pursuant to the immediately preceding sentence, then the entire assets to be distributed shall be distributed ratably among such holders and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, based upon the respective amounts which would otherwise be payable in respect of such stock, which in the case of Series A Preferred Stock, shall equal the then aggregate Series A Liquidation Value (plus all then accrued but unpaid dividends thereon) of the shares of Series A Preferred Stock held by each such holder. Upon and after any Liquidation, unless and until the holder of each share of Series A Preferred Stock receives payment in full of the full amount to which they are entitled hereunder, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any shares of any class or series of Series A Junior Stock.

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                                       -7-

     (b) Upon and after any Liquidation, after the payment of all preferential amounts required to be paid to the holders of the Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, the holders of Series A Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders.

     (c) In the event of a Liquidation resulting in the availability of assets other than cash for distribution to the holders of shares of Series A Preferred Stock, such holders shall be entitled to a distribution of cash and/or other assets equal in value to the full amount to which they are entitled hereunder stated in Section 1.2(a) above. In the event that such distribution to the holders of shares of Series A Preferred Stock shall include any assets other than cash, the Board of Directors shall determine in good faith and with due care the value of such assets for such purpose, and shall notify all holders of shares of Series A Preferred Stock and Common Stock of such determination.

     1.3  Voting Rights.

     (a) General. Except as otherwise expressly provided herein or in the Stockholder Agreement or the Series A Stockholder Agreement or as required by applicable law, the holder of each share of Series A Preferred Stock shall be entitled to vote on all matters on which holders of shares of Class B-1 Common Stock are entitled to vote. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Class B-1 Common Stock into which such share of Series A Preferred Stock is convertible pursuant to Section 1.4 of this Article Fourth, Part C, as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise provided herein, in the Stockholder Agreement, the Series A Stockholder Agreement or as otherwise required by applicable law, the holders of the shares of Series A Preferred Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B-1 Common Stock shall vote together as a single class on all matters submitted to a vote or consent of stockholders.

     (b) Action by Written Consent. Whenever holders of a class or series of capital stock are required or permitted to take any action by vote, such action may be taken without a meeting by written consent only after the Corporation has notified each holder of Series A Preferred Stock in writing of any actions required to be taken by written consent. The written consent shall set forth the action so taken and shall be signed by the holders of at least such number of shares of such class(es) and/or series of capital stock as would be sufficient to take such action at a meeting of stockholders, except as otherwise expressly provided in this Article Fourth, the Stockholder Agreement or the Series A Stockholder Agreement.

     (c) Amendments; Waivers. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the prior written consent or affirmative

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                                       -8-

vote of the holders of more than 50% of the then outstanding shares of Series A Preferred Stock, (i) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to adversely affect the Series A Preferred Stock, or (ii) amend, alter or repeal the preferences, special rights or other powers of any other class or series of the Corporation's stock (whether by increasing their liquidation preference, dividend rights, conversion rights or otherwise) so as to materially adversely affect the Series A Preferred Stock, provided that neither the increase of the number of shares of any existing or new class or series of stock which the Corporation shall be or become authorized to issue nor the issuance by the Corporation of any shares of any such series or class shall be deemed to adversely affect the Series A Preferred Stock. Any of the rights of the holders of Series A Preferred Stock set forth in this Certificate of Incorporation may only be waived by the prior written consent of the holders of more than 50% of the then outstanding shares of Series A Preferred Stock.

     1.4 Conversion. The shares of Series A Preferred Stock are subject to conversion into shares of Class B-1 Common Stock or other securities, properties, or rights, as set forth in this Section 1.4:

     (a)  Optional Conversion.

          (i) Subject to and in compliance with the provisions of this Section 1.4, each holder of shares of Series A Preferred Stock may, at any time or from time to time, elect to convert all or part of the shares of Series A Preferred Stock held by such holder into fully paid and non-assessable shares of Class B-1 Common Stock. The number of shares of Class B-1 Common Stock to which a holder of shares of Series A Preferred Stock shall be entitled upon such conversion shall be the product obtained by multiplying the number of shares of Series A Preferred Stock being converted by the Series A Conversion Rate (determined as provided in Section 1.4(d) below).

          (ii) To exercise conversion rights under this Section 1.4(a), a holder of shares of Series A Preferred Stock to be so converted shall surrender the certificate or certificates representing the shares of Series A Preferred Stock being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares of Series A Preferred Stock (the "Series A Conversion Notice"). Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Class B-1 Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by evidence of proper assignment thereof to the Corporation. The date when such Series A Conversion Notice is received by the Corporation together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the "Series A Conversion Date."

          (iii) Upon receipt of the Series A Conversion Notice, the Corporation shall immediately notify all holders of Series A Preferred Stock (other than the holder

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                                       -9-

delivering such Series A Conversion Notice) of such conversion request in accordance with the provisions set forth in Section 1.5 of Part E below.

          (iv) As promptly as practicable after any Series A Conversion Date, the Corporation shall issue and deliver to the holders of the shares of Series A Preferred Stock being converted, a certificate or certificates in such denominations as such holder may request in writing for the number of shares of Class B-1 Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 1.4. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Series A Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Class B-1 Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Class B-1 Common Stock represented thereby.

     (b)  Mandatory Conversion.

          (i) In the event that the holders of more than 50% of the total number of shares of Series A Preferred Stock originally issued by the Corporation (such number to be subject to proportionate adjustment in the event of any Extraordinary Stock Event with respect to the Series A Preferred Stock occurring after the Effective Date) have elected to convert such shares into shares of Class B-1 Common Stock pursuant to Section 1.4(a) (a "Mandatory Series A Conversion Event") and any shares of Series A Preferred Stock remain outstanding, then all such remaining outstanding shares of Series A Preferred Stock shall be converted into shares of Class B-1 Common Stock in the manner set forth in this Section 1.4(b).

          (ii) Following the occurrence of a Mandatory Series A Conversion Event, the Corporation shall immediately notify all remaining holders of shares of Series A Preferred Stock pursuant to a written notice (the "Mandatory Series A Conversion Notice"), in accordance with the provisions set forth in Section
1.5 of Part E below, specifying a date (the "Mandatory Series A Conversion Date") on which such shares of Series A Preferred Stock will be converted into shares of Class B-1 Common Stock, which date shall be not more than 30 nor less than 15 days after the date of such Mandatory Series A Conversion Notice. Following delivery of such notice, on the Mandatory Series A Conversion Date each share of Series A Preferred Stock outstanding shall be converted into the number of fully paid and non-assessable shares of Class B-1 Common Stock into which such share is then convertible pursuant to Section 1.4(a) above, automatically and without further action.

          (iii) Upon any mandatory conversion of shares of Series A Preferred Stock into shares of Class B-1 Common Stock pursuant to this Section 1.4(b), the holders of shares of Series A Preferred Stock shall surrender the certificates formerly representing such shares at the office of the Corporation. Thereupon, there shall be issued and delivered to each such holder, promptly at the office of the Corporation and in

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                                      -10-

the holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class B-1 Common Stock into which such shares of Series A Preferred Stock were so converted. The Corporation shall not be obligated to issue certificates evidencing the shares of Class B-1 Common Stock issuable upon such conversion unless and until certificates formerly evidencing the converted shares of Series A Preferred Stock are either delivered to the Corporation, or the holder thereof notifies the Corporation that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by the Corporation in connection therewith.

     (c)  Automatic Conversion.

          (i) Each share of Series A Preferred Stock outstanding shall be converted into the number of fully paid and non-assessable shares of Class B-1 Common Stock into which such share is then convertible pursuant to Section 1.4(a) above, automatically and without further action, immediately upon the closing of a Qualified Public Offering.

          (ii) Upon any automatic conversion of shares of Series A Preferred Stock into shares of Class B-1 Common Stock pursuant to this Section 1.4(c), the holders of shares of Series A Preferred Stock shall surrender the certificates formerly representing such shares at the office of the Corporation. Thereupon, there shall be issued and delivered to each such holder, promptly at the office of the Corporation and in the holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class B-1 Common Stock into which such shares of Series A Preferred Stock were so converted. The Corporation shall not be obligated to issue certificates evidencing the shares of Class B-1 Common Stock issuable upon such conversion unless and until certificates formerly evidencing the converted shares of Series A Preferred Stock are either delivered to the Corporation, or the holder thereof notifies the Corporation that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by the Corporation in connection therewith.

     (d) Initial Series A Conversion Rate. The conversion rate with respect to any share of Series A Preferred Stock (the "Series A Conversion Rate") initially shall equal one.

     (e) Adjustment of Series A Conversion Rate. The Series A Conversion Rate shall be subject to adjustment as provided in Sections 1.4(f) and 1.4(g) of this Article Fourth, Part C.

     (f) Adjustments for Extraordinary Stock Events. Upon the happening of any Extraordinary Stock Event with respect to any class or series of stock of the Corporation which is convertible into shares of Class B Common Stock, automatically and without further action, and simultaneously with the happening of such Extraordinary Stock Event, the Series A Conversion Rate shall be adjusted so that the shares of Series A Preferred

Stock outstanding immediately after such Extraordinary Stock Event are convertible after such adjustment into the same percentage of the outstanding shares of Class B Common Stock (on a fully diluted basis) as they were immediately prior to such Extraordinary Stock Event. The Series A Conversion Rate, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Stock Event or Events with respect to any class or series of stock of the Corporation which is convertible into shares of Class B Common Stock.

     (g) Adjustments for Reclassifications. If the shares of Class B-1 Common Stock issuable upon the conversion of shares of Series A Preferred Stock are changed into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise (other than a reorganization of assets provided for elsewhere in this Section 1.4), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change by holders of the number of shares of Class B-1 Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     (h) Adjustments for Mergers, Consolidations or Other Reorganizations. If at any time or from time to time there is any merger, consolidation or other capital reorganization of shares of Class B-1 Common Stock (other than a subdivision, combination of shares, reclassification, or exchange of shares provided for elsewhere in this Section 1.4), then, as a part of and as a condition to the effectiveness of such merger, consolidation or other capital reorganization, lawful and adequate provision shall be made so that if the Corporation is not the surviving corporation, each share of Series A Preferred Stock shall be converted into a share of capital stock of the surviving corporation having equivalent preferences, rights, and privileges, except that in lieu of being able to convert into shares of Class B-1 Common Stock of the Corporation or common stock of the surviving corporation, the holders of shares of Series A Preferred Stock (including any such capital stock issued upon conversion of Series A Preferred Stock) shall thereafter be entitled to receive upon conversion of such shares of Series A Preferred Stock (including any such capital stock issued upon conversion of shares of Series A Preferred Stock) the number of shares of stock or other securities or property of the Corporation or the surviving corporation to which a holder of the number of shares of Class B-1 Common Stock of the Corporation or common stock of the surviving corporation deliverable upon conversion of such shares of Series A Preferred Stock immediately prior to the merger, consolidation or other capital reorganization would have been entitled on such merger, consolidation or other capital reorganization. In any such case, appropriate provisions shall be made with respect to the rights of the holders of shares of Series A Preferred Stock (including any such capital stock issued upon conversion of shares of Series A Preferred Stock) after such merger, consolidation or other capital reorganization to the end that the provisions of this Section 1.4 (including without limitation provisions for adjustment of the Series A Conversion Rate and the number of shares issuable upon conversion of shares of Series A Preferred Stock or such shares of capital stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities, or assets to be deliverable thereafter upon the conversion of such shares of Series A Preferred Stock or such shares of capital stock.

     (i) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Series A Conversion Rate, the Corporation shall promptly furnish each holder of Series A Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

     (j) Fractional Shares. Upon conversion of shares of Series A Preferred Stock pursuant to this Section 1.4, the Corporation shall, if requested by the holder of any such shares of Series A Preferred Stock being converted, issue fractional shares in increments of up to one-one thousandth (1/1000 or .000) of a share of Class B-1 Common Stock.

     (k) Partial Conversion. If some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock that were not converted.

     (l) Reservation of Class B-1 Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B-1 Common Stock, solely for the purpose of effecting the conversion of shares of Series A Preferred Stock, such number of shares of Class B-1 Common Stock as from time to time is sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Class B-1 Common Stock is not sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B-1 Common Stock to such number of shares as is sufficient for such purpose.

     (m) Further Adjustment Provisions. If, at any time as a result of an adjustment made pursuant to this Section 1.4, the holder of any shares of Series A Preferred Stock upon thereafter surrendering such shares for conversion becomes entitled to receive any shares or other securities of the Corporation other than shares of Class B-1 Common Stock, the Series A Conversion Rate in respect of such other shares or securities so receivable upon conversion of such shares of Series A Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such shares of Series A Preferred Stock contained in this Section 1.4, and the remaining provisions hereof with respect to shares of Series A Preferred Stock shall apply on like or similar terms to any such other shares or securities.

     (n) No Conversion of Accrued Dividends. No holder of Series A Preferred Stock whose shares of Series A Preferred Stock are converted pursuant to this
Section 1.4
shall be entitled to any payment of dividends accrued pursuant to Section 1.1(a) of this Part C for the shares of the Series A Preferred Stock so converted, and all such accrued and unpaid dividends on such shares shall be cancelled pursuant to Section 1.1(b) hereof upon such conversion.

     (o) Fully Paid and Non-Assessable. Upon the conversion of any shares of the Series A Preferred Stock into shares of Class B-1 Common Stock, each share of Class B-1 Common Stock issued upon the conversion thereof shall be fully paid and non-assessable.

     1.5  Redemptions.

     (a) Mandatory Redemption Upon Disposition Event. Subject to the provisions of subsection (b) of this Section 1.5, the Corporation will, upon the closing of any Disposition Event (other than a Qualified Public Offering) (the "Series A Redemption Date"), redeem all of the Series A Preferred Stock then outstanding.

     (b) Contractual Prohibitions. Notwithstanding any other provision herein to the contrary, no redemption of any shares of Series A Preferred Stock shall be made by the Corporation pursuant to subsection (a) above at any time when such redemption (or the distribution by any Subsidiary of the Corporation to the Corporation of funds for such redemption) would be prohibited by the terms of any credit or other financing agreement with any lender to the Corporation or any of its Subsidiaries.

     (c) Notice of Redemption. The Corporation shall provide written notice of any event giving rise to the mandatory redemption of Series A Preferred Stock pursuant to this Section 1.5 specifying the time and place of redemption and the redemption price per share, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 30 days prior to Series A Redemption Date. If less than all the shares of Series A Preferred Stock are to be redeemed, the notice will also specify the number of shares of Series A Preferred Stock which are to be redeemed from such holder. Upon mailing any such notice of redemption, the Corporation will become obligated, to the extent permitted by law, to redeem at the time of redemption specified therein all shares of Series A Preferred Stock specified to be redeemed in such notice. Notwithstanding anything to the contrary contained in this Section 1.5, any holder of shares of Series A Preferred Stock shall be entitled to convert such shares of Series A Preferred Stock into shares of Class B-1 Common Stock in accordance with Section 1.4 at any time prior to the Series A Redemption Date.

     (d) Redemption Price and Priority of Payment. For each share of Series A Preferred Stock which is to be redeemed, the Corporation will be obligated on the Redemption Date to pay each holder thereof (upon surrender by each such holder at the Corporation's principal office of the certificate(s) representing such shares of Series A Preferred Stock) in immediately available funds or by certified or bank check payable to the order of each such holder an amount equal to the Series A Liquidation Value of such share of Series A Preferred Stock plus all then accrued and unpaid dividends thereon (the "Series A Redemption Price"). The Corporation shall not be obligated to make such payment unless and until certificates formerly evidencing the redeemed shares of Series A Preferred Stock are either delivered to the Corporation, or the holder thereof notifies the Corporation that such certificates have been lost, stolen or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by the Corporation in connection therewith. If (i) the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on the applicable Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date or (ii) the terms of any credit or other financing agreement with any lender to the Corporation or any of its Subsidiaries prohibits the redemption (or the distribution to the Corporation of funds for redemption) of the total number of shares of Series A Preferred Stock to be redeemed on such date, then those funds which are legally available, or which are not so prohibited to be used, shall be used to redeem the maximum possible number of shares of Series A Preferred Stock ratably among the holders of such shares to be redeemed based upon the aggregate Series A Redemption Price of such shares of Series A Preferred Stock held by each holder thereof. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock or when the terms of any credit or other financing agreement with any lender to the Corporation or any of its Subsidiaries do not prohibit the redemption (or the distribution to the Corporation of funds for redemption) of additional shares of Series A Preferred Stock, such funds which are legally available or not so prohibited shall immediately be used to redeem the balance of the shares of Series A Preferred Stock which the Corporation has become obligated to redeem on the Redemption Date, but which it has not redeemed. In case fewer than the total number of shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within 7 business days after surrender of the certificate representing the redeemed shares of Series A Preferred Stock.

     (e) Dividends After Payment of Series A Redemption Price. No share of Series A Preferred Stock is entitled to any dividends accruing after the date on which the Series A Redemption Price of such share is paid in full pursuant to and in accordance with this Section 1.5. On such date, all rights of the holder of such share of Series A Preferred Stock shall cease, and such share of Series A Preferred Stock shall be deemed not to be outstanding. Each certificate for shares of Series A Preferred Stock surrendered for redemption pursuant to this
Section 1.5 shall be canceled and retired by the Corporation.

     (f) No Reissuance of Redeemed Shares. No shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares that the Corporation is authorized to issue.

     (g) Payments on Series A Junior Stock, etc. If and so long as there are any shares of Series A Preferred Stock outstanding which the Corporation has become obligated to redeem pursuant to this Section 1.5, until the Corporation has redeemed all of such shares of Series A Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any shares of any class or series of Series A Junior Stock.

D.   COMMON STOCK.
     ------------

1.   Terms Applicable to Class A Common Stock.

     1.1  Dividends.

     (a) Subject to the rights of the holders of shares of Series A Preferred Stock described in Part C of this Article Fourth and the rights of any other series of Preferred Stock ranking senior to the Class A Common Stock with respect to payment of dividends, the holders of Class A Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Class A Common Stock; provided, that no such dividend shall be declared or paid unless a corresponding dividend is simultaneously declared and paid on the Class B Common Stock in an amount per share equal to the amount that would be payable per share of Class B Common Stock if all outstanding shares of Class A Common Stock had been converted into Class B-1 Common Stock and the total dividend payable on the shares of Class A Common Stock had instead been paid on such converted shares of Class B-1 Common Stock. Except for (i) any repurchases of Common Stock pursuant to any Management Repurchase Agreement which are made in accordance with the terms thereof and
(ii) any repurchases of Common Stock or warrants therefor pursuant to the Mezzanine Debt Documents which are made in accordance with the terms thereof, no dividend of cash or other property or other distribution shall be paid, declared or set apart with respect to any share of Class B Common Stock unless a dividend is paid or declared and set apart for payment with respect to each outstanding share of Class A Common Stock in an amount at least equal to the product of (A) the amount of such dividends or distributions so paid, declared, or set apart for each share of Class B Common Stock, multiplied by (B) the number of shares of Class B-1 Common Stock into which such share of Class A Common Stock is then convertible pursuant to Section 1.4 below.

     (b) Except as set forth in paragraph (a) above, the Corporation shall not pay any dividends (including, without limitation, any stock dividends) on the outstanding shares of Class A Common Stock.

     1.2 Liquidation. Subject to the rights of the holders of Series A Preferred Stock and any other series of Preferred Stock ranking on liquidation senior to the Class A Common Stock:

     (a) Upon any Liquidation, the holders of shares of Class A Common Stock shall be entitled to be paid, before any payment shall be made to the holders of Junior

Stock, with respect to each share of Class A Common Stock then held by such holder, the Class A Liquidation Value plus all then accrued and unpaid dividends thereon up to the date of payment, and the holder of such shares of Class A Common Stock shall not be entitled to any further payment with respect thereto. If, upon any Liquidation, the Corporation's assets to be distributed among the holders of Class A Common Stock are insufficient to permit payment to such holders of the full amount to which they are entitled pursuant to the immediately preceding sentence, then the entire assets to be distributed shall be distributed ratably among such holders and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Class A Common Stock based upon the respective amounts which would otherwise be payable in respect of such stock, which in the case of the Class A Common Stock, shall equal the then aggregate Class A Liquidation Value (plus all then accrued but unpaid dividends thereon) of the shares of Class A Common Stock held by each such holder. Upon and after any Liquidation, unless and until the holder of each share of Class A Common Stock receives payment in full of the full amount to which they are entitled hereunder, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any shares of any class or series of Junior Stock.

     (b) Upon and after any Liquidation, after the payment of all preferential amounts required to be paid to the holders of the Class A Common Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Class A Common Stock, the holders of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders.

     (c) In the event that a distribution to the holders of shares of Class A Common Stock made pursuant to this Section 1.2 shall include any assets other than cash, the Board of Directors shall determine in good faith and with due care the value of such assets for such purpose, and shall notify all holders of shares of Series A Preferred Stock and Common Stock of such determination.

     1.3  Voting Rights.

     (a) General. Except as otherwise expressly provided herein or in the Stockholder Agreement or as required by applicable law, the holder of each share of Class A Common Stock shall be entitled to vote on all matters on which holders of shares of Class B-1 Common Stock are entitled to vote. Each share of Class A Common Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Class B-1 Common Stock into which such share of Class A Common Stock is convertible pursuant to Section 1.4 of Part D below. Except as otherwise provided herein, in the Stockholder Agreement or the Series A Stockholder Agreement or as otherwise required by applicable law, the holders of shares of Series A Preferred Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B-1 Common Stock shall vote together as a single class on all matters submitted to a vote or consent of stockholders.

     (b) Amendments; Waivers. So long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without the prior written consent or affirmative vote of the holders of more than 50% of the then outstanding shares of Class A Common Stock, (i) amend, alter or repeal the preferences, special rights or other powers of the Class A Common Stock so as to adversely affect the Class A Common Stock, or (ii) amend, alter or repeal the preferences, special rights or other powers of any other class or series of the Corporation's stock (whether by increasing their liquidation preference, dividend rights, conversion rights or otherwise) so as to materially adversely affect the Class A Common Stock, provided that neither the increase of the number of shares of any existing or new class or series of stock which the Corporation shall be or become authorized to issue nor the issuance by the Corporation of any shares of any such series or class shall be deemed to adversely affect the Class A Common Stock. Any of the rights of the holders of Class A Common Stock set forth in this Certificate of Incorporation may only be waived by the prior written consent of the holders of more than 50% of the then outstanding shares of Class A Common Stock.

     1.4 Conversion. The shares of Class A Common Stock are subject to conversion into shares of Class B-1 Common Stock or other securities, properties, or rights, as set forth in this Section 1.4:

     (a)  Optional Conversion.

          (i) Subject to and in compliance with the provisions of this Section 1.4, each holder of shares of Class A Common Stock may, at any time or from time to time elect to convert all or part of the shares of Class A Common Stock held by such holder into fully paid and non-assessable shares of Class B-1 Common Stock. The number of shares of Class B-1 Common Stock to which a holder of shares of Class A Common Stock shall be entitled upon such conversion shall be the product obtained by multiplying the number of shares of Class A Common Stock being converted by the Class A Conversion Rate (determined as provided in Section 1.4(c) below).

          (ii) To exercise conversion rights under this Section 1.4(a), a holder of shares of Class A Common Stock to be so converted shall surrender the certificate or certificates representing the shares of Class A Common Stock being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares of Class A Common Stock (the "Class A Conversion Notice"). Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Class B-1 Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Class A Common Stock surrendered for conversion shall be accompanied by evidence of proper assignment thereof to the Corporation. The date when such Class A Conversion Notice is received by the Corporation together with the certificate or certificates representing the shares of Class A Common Stock being converted, shall be the "Class A Conversion Date."

          (iii) Upon receipt of the Class A Conversion Notice, the Corporation shall immediately notify all holders of Class A Common Stock (other than the holder delivering such Class A Conversion Notice) of such conversion request in accordance with the provisions set forth in Section 1.5 of Part E below.

          (iv) As promptly as practicable following any Class A Conversion Date, the Corporation shall issue and deliver to the holders of the shares of Class A Common Stock being converted, a certificate or certificates in such denominations as such holder may request in writing for the number of shares of Class B-1 Common Stock issuable upon the conversion of such shares of Class A Common Stock in accordance with the provisions of this Section 1.4. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Class A Conversion Date, and at such time the rights of the holder as holder of the converted shares of Class A Common Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Class B-1 Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Class B-1 Common Stock represented thereby.

     (b)  Automatic Conversion.

          (i) Each share of Class A Common Stock outstanding shall be converted into the number of fully paid and non-assessable shares of Class B-1 Common Stock into which such share is then convertible pursuant to Section 1.4(a) above, automatically and without further action, immediately upon the earlier of (A) the closing of a Qualified Public Offering and (B) the conversion of all outstanding shares of Series A Preferred Stock into shares of Class B-1 Common Stock pursuant to Section 1.4(a) or 1.4(b) of Part C above.

          (ii) Upon any automatic conversion of shares of Class A Common Stock into shares of Class B-1 Common Stock pursuant to this Section 1.4(b), the holders of shares of Class A Common Stock shall surrender the certificates formerly representing such shares at the office of the Corporation. Thereupon, there shall be issued and delivered to each such holder, promptly at the office of the Corporation and in the holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class B-1 Common Stock into which such shares of Class A Common Stock were so converted. The Corporation shall not be obligated to issue certificates evidencing the shares of Class B-1 Common Stock issuable upon such conversion unless and until certificates formerly evidencing the converted shares of Class A Common Stock are either delivered to the Corporation, or the holder thereof notifies the Corporation that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by the Corporation in connection therewith.

     (c) Initial Class A Conversion Rate. The conversion rate with respect to any share of Class A Common Stock (the "Class A Conversion Rate") initially shall equal one.

     (d) Adjustment of Class A Conversion Rate. The Class A Conversion Rate shall be subject to adjustment as provided in Sections 1.4(e) and 1.4(f) of this Article Fourth. Part D.

     (e) Adjustments for Extraordinary Stock Events. Upon the happening of any Extraordinary Stock Event with respect to any class or series of stock of the Corporation which is convertible into shares of Class B Common Stock, automatically and without further action, and simultaneously with the happening of such Extraordinary Stock Event, the Class A Conversion Rate shall be adjusted so that the shares of Class A Common Stock outstanding immediately after such Extraordinary Stock Event are convertible after such adjustment into the same percentage of the outstanding shares of Class B Common Stock (on a fully diluted basis) as they were immediately prior to such Extraordinary Stock Event. The Class A Conversion Rate, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Stock Event or Events with respect to any class or series of stock of the Corporation which is convertible into shares of Class B Common Stock.

     (f) Adjustments for Reclassifications. If the shares of Class B-1 Common Stock issuable upon the conversion of shares of Class A Common Stock are changed into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise (other than a reorganization of assets provided for elsewhere in this Section 1.4), then and in each such event the holder of each share of Class A Common Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change by holders of the number of shares of Class B-1 Common Stock into which such shares of Class A Common Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     (g) Adjustments for Mergers, Consolidations or Other Reorganizations. If at any time or from time to time there is any merger, consolidation or other capital reorganization of shares of Class B-1 Common Stock (other than a subdivision, combination of shares, reclassification, or exchange of shares provided for elsewhere in this Section 1.4), then, as a part of and as a condition to the effectiveness of such merger, consolidation or other capital reorganization, lawful and adequate provision shall be made so that if the Corporation is not the surviving corporation, each share of Class A Common Stock shall be converted into a share of capital stock of the surviving corporation having equivalent preferences, rights, and privileges, except that in lieu of being able to convert into shares of Class B-1 Common Stock of the Corporation or common stock of the surviving corporation, the holders of shares of Class A Common Stock (including any such capital stock issued upon conversion of Class A Common Stock) shall thereafter be entitled to receive upon conversion of such shares of Class A Common Stock (including any such capital stock issued upon conversion of shares of Class A Common Stock) the number of shares of stock or other securities or property of the Corporation or the surviving corporation to which a holder of the number of shares of Class B-1 Common Stock of the Corporation or common stock of the surviving corporation deliverable upon conversion of such shares of Class A Common Stock immediately prior to the merger, consolidation or other capital reorganization would have been entitled on such merger, consolidation or other capital reorganization. In any such case, appropriate provisions shall be made with respect to the rights of the holders of shares of Class A Common Stock (including any such capital stock issued upon conversion of shares of Class A Common Stock) after such merger, consolidation or other capital reorganization to the end that the provisions of this Section 1.4 (including without limitation provisions for adjustment of the Class A Conversion Rate and the number of shares issuable upon conversion of shares of Class A Common Stock or such shares of capital stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities, or assets to be deliverable thereafter upon the conversion of such shares of Class A Common Stock or such shares of capital stock.

     (h) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Class A Conversion Rate, the Corporation shall promptly furnish each holder of Class A Common Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

     (i) Fractional Shares. Upon conversion of shares of Class A Common Stock pursuant to this Section 1.4, the Corporation shall, if requested by the holder of any such shares of Class A Common Stock being converted, issue fractional shares in increments of up to one-one thousandth (1/1000 or .000) of a share of Class B-1 Common Stock.

     (j) Partial Conversion. If some but not all of the shares of Class A Common Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Class A Common Stock that were not converted.

     (k) Reservation of Class B-1 Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B-1 Common Stock, solely for the purpose of effecting the conversion of shares of Class A Common Stock, such number of shares of Class B-1 Common Stock as from time to time is sufficient to effect the conversion of all outstanding shares of Class A Common Stock, and if at any time the number of authorized but unissued shares of Class B-1 Common Stock is not sufficient to effect the conversion of all shares of Class A Common Stock then outstanding, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B-1 Common Stock to such number of shares as is sufficient for such purpose.

     (l) Further Adjustment Provisions. If, at any time as a result of an adjustment made pursuant to this Section 1.4, the holder of any shares of Class A Common Stock upon thereafter surrendering such shares for conversion becomes entitled to receive any shares or other securities of the Corporation other than shares of Class B-1 Common Stock, the Class A Conversion Rate in respect of such other shares or securities so receivable upon conversion of such shares of Class A Common Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such shares of Class A Common Stock contained in this Section 1.4, and the remaining provisions hereof with respect to shares of Class A Common Stock shall apply on like or similar terms to any such other shares or securities.

     (m) Fully Paid and Non-Assessable. Upon the conversion of any shares of the Class A Common Stock into shares of Class B-1 Common Stock, each share of Class B-1 Common Stock issued upon the conversion thereof shall be fully paid and non-assessable.

2.   Terms Applicable to Class B Common Stock.

     2.1  Dividend and Other Rights of Class B Common Stock.

     (a) Ratable Treatment. Except as specifically otherwise provided herein, all shares of Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The Corporation shall not subdivide or combine any shares of Class B Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Class B Common Stock, or accord any other payment, benefit or preference to any share of Class B Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Class B Common Stock. If dividends are declared which are payable in shares of Class B Common Stock, such dividends shall be payable in shares of Class B-1 Common Stock to holders of Class B-1 Common Stock and in shares of Class B-2 Common Stock to holders of Class B-2 Common Stock.

     (b) Dividends. The holders of Class B Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Class B Common Stock, and, upon any Liquidation, to share ratably in the assets of the Corporation available for distribution to the holders of Class B Common Stock. In the event that a distribution to the holders of shares of Class B Common Stock made pursuant to this Section 2.1(b) shall include any assets other than cash, the Board of Directors shall determine in good faith and with due care the value of such assets for such purpose and shall determine in god faith and with due care the value of such assets for such purpose, and shall notify all holders of shares of Series A Preferred Stock and Common Stock of such determination.

     2.2  Voting Rights of Class B Common Stock.

     (a) Class B-1 Common Stock. Except as otherwise provided by law, the holders of Class B-1 Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval, and each holder of Class B-1 Common Stock shall be entitled to one vote for each share of Class B-1 Common Stock held of record by such holder. Except as otherwise provided herein, in the Stockholder Agreement or in the Series A Stockholder Agreement or as otherwise required by applicable law, the holders of shares of Series A Preferred Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B-1 Common Stock shall vote together as a single class on all matters submitted to a vote or consent of stockholders.

     (b) Class B-2 Common Stock. Except as otherwise provided by law, the holders of Class B-2 Common Stock shall have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval, and the Class B-2 Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

     (c) Amendments; Waivers. So long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without the prior written consent or affirmative vote of the holders of more than 50% of the then outstanding shares of Class B Common Stock, (i) amend, alter or repeal the preferences, special rights or other powers of the Class B Common Stock so as to adversely affect the Class B Common Stock, or (ii) amend, alter or repeal the preferences, special rights or other powers of any other class or series of the Corporation's stock (whether by increasing their liquidation preference, dividend rights, conversion rights or otherwise) so as to materially adversely affect the Class B Common Stock, provided that neither the increase of the number of shares of any existing or new class or series of stock which the Corporation shall be or become authorized to issue nor the issuance by the Corporation of any shares of any such series or class shall be deemed to adversely affect the Class B Common Stock. Any of the rights of the holders of Class B Common Stock set forth in this Certificate of Incorporation may only be waived by the prior written consent of the holders of more than 50% of the then outstanding shares of Class B Common Stock. In addition to the foregoing, (i) any amendment, alteration, repeal or waiver of the provisions of Section 2.2(a) of this Part D shall also require the prior written consent of the holders of more than 50% of the then-outstanding shares of Class B-1 Common Stock and (ii) any amendment, alteration, repeal or waiver of the provisions of Section 2.2(b) or Section 2.3 of this Part D shall also require the prior written consent of the holders of more than 50% of the then outstanding shares of Class B-2 Common Stock.

     2.3  Conversion of Class B-2 Common Stock.

     (a) Automatic Conversion of Class B-2 Common Stock. Upon the closing of a Qualified Public Offering, all shares of Class B-2 Common Stock then issued and outstanding shall be converted into the same number of shares of Class B-1 Common Stock. Except as otherwise provided in the preceding sentence, the holders of Class B-2 Common Stock shall not be entitled to convert any shares of Class B-2 Common Stock into shares of any other class of Common Stock. Notwithstanding anything to the contrary stated herein, any share or shares of Class B-2 Common Stock shall only be converted into a share or shares of Class B-1 Common Stock to the extent that after giving effect to such conversion the holder of such share or shares of Class B-1 Common Stock and its affiliates shall not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority than applicable to such holder and its affiliates.

     (b)  Conversion Procedure.

          (i) Upon any automatic conversion of shares of Class B-2 Common Stock into shares of Class B-1 Common Stock pursuant to this Section 2.3, the holders of shares of Class B-2 Common Stock shall surrender the certificates formerly representing such shares at the office of the Corporation along with a written statement by the holder of such Class B-2 Common Stock stating that upon such conversion into shares of Class B-1 Common Stock such holder and its affiliates shall not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority then applicable to such holder and its affiliates (and such statement will obligate the Corporation to issue such shares of Class B-1 Common Stock). Thereupon, there shall be issued and delivered to each such holder, promptly at the office of the Corporation and in the holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class B-1 Common Stock into which such shares of Class B-2 Common Stock were so converted. The Corporation shall not be obligated to issue certificates evidencing the shares of the Class B-1 Common Stock issuable upon such conversion unless and until certificates formerly evidencing the converted shares of Class B-2 Common Stock are either delivered to the Corporation, or the holder thereof notifies the Corporation that such certificates have been lost, stolen or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by the Corporation in connection therewith.

          (ii) Such conversion, to the extent permitted by law, will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered in accordance herewith and such written statement has been received, and at such time the rights of the holder of such Class B-2 Common Stock will cease and the person or persons in whose name or names the certificate or certificates for shares of Class B-1 Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class B-1 Common Stock represented thereby.

     (c) Reservation of Class B-1 Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B-1 Common Stock, solely for the purpose of effecting the conversion of shares of Class B-2 Common Stock as provided in this Section, such number of shares of Class B-1 Common Stock as from time to time is sufficient to effect the conversion of all outstanding shares of Class B-2 Common Stock, and if, at any time, the number of authorized but unissued shares of Class B-1 Common Stock is not sufficient to effect the conversion of all shares of Class B-2 Common Stock then outstanding, the Corporation shall take such corporate action as may in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B-1 Common Stock to such number of shares as is sufficient for such purpose.

     (d) Fully Paid and Non-Assessable. Upon the conversion of any shares of Class B-2 Common Stock into shares of Class B-1 Common Stock, each share of Class B-1 Common Stock issued upon conversion thereof shall be fully paid and non-assessable.

     (e) Taxes and Costs. The issuance of certificates for shares of Class B-1 Common Stock upon automatic conversion of Class B-2 Common Stock shall be made without charge to any original holder of any shares of Common Stock for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class B-1 Common Stock, provided that the Corporation will not be required to pay any such taxes or costs which may be payable in respect of any such conversion by any other person or in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the registered holder of the shares converted.

E.   PROVISIONS OF COMMON APPLICATION.
     --------------------------------

     1.1 Registration of Transfer. The Corporation shall keep at its principal office or at the office of its legal counsel a register for the registration of all series of Preferred Stock and all classes of Common Stock. Except as otherwise provided in this Article Fourth, upon the surrender of any certificate representing shares of Preferred Stock or Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock or Common Stock of the applicable class or series represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Preferred Stock or Common Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form and (in the case of shares of Preferred Stock) series to the surrendered certificate, and, with respect to Preferred Stock, dividends shall accrue on the shares of Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on the shares of Preferred Stock represented by the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance, unless such issuance is made in connection with a transfer of Preferred Stock or Common Stock, in which case the transferring holder shall pay all taxes arising from such transfer.

     1.2 Record Holders. The Corporation shall be entitled to treat the Person in whose name any share of its stock is registered on the stock transfer books of the Corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

     1.3 Notices of Record Dates, Etc. If (a) the Corporation establishes a record date to determine the holders of any class or series of securities who are entitled to receive any dividend or other distribution, or (b) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, or any Liquidation, the Corporation shall deliver to each holder of Preferred Stock and each holder of Common Stock at least 20 days prior to such record date or the proposed effective date of the transaction specified therein, as the case may be, a notice specifying (i) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution,
(ii) the date on which any such reorganization, reclassification or Liquidation is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of shares of Common Stock or Preferred Stock or any other securities of the Corporation, as the case may be, shall be entitled to exchange their securities for the cash, securities, and/or other property deliverable upon such reorganization, reclassification or Liquidation.

     1.4 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder of such shares is an "accredited investor" as defined pursuant to Section 2(15) of the Securities Act of 1933, as amended, such holder's own unsecured agreement of indemnity shall be deemed to be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of and series of Preferred Stock or number of shares and class of Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and, with respect to Preferred Stock, dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     1.5 Notices. Except as otherwise expressly provided, all notices referred to herein shall be in writing and shall be deemed properly delivered if either personally delivered or sent by facsimile, overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient
(a) in the case of any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder) and (b) in the case of the Corporation, at its principal office. Any such notice shall be effective (i) if delivered personally, when received, (ii) if sent by facsimile, when transmitted, (iii) if sent by overnight courier, when receipted for, and (iv) if mailed, 5 days after being mailed as described above.

     1.6. Calculation of Fully-Diluted Equity. All references herein to calculations of the Corporation's (or any of its successors') equity or any type or class thereof as then outstanding "on a fully diluted basis" or as "fully diluted" or similar terms shall mean such equity or type or class thereof at any date as diluted by the issuance of all shares of such equity or type or class thereof then issuable upon the exercise or conversion of all then outstanding and exercisable warrants, options or convertible securities pursuant to which the Corporation (or any of its successors) is then obligated to issue such equity or type or class thereof (and if such exercise or conversion results in the issuance of convertible securities, as further diluted by the conversion of such convertible securities), but specifically excluding all shares issuable under stock options which are not then exercisable.

                                       ***

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/17/2002
020578502 - 3565036

                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                                       OF
                                       --
                               TWI HOLDINGS, INC.
                               ------------------

     FIRST: The name of the corporation is:

                               TWI Holdings, Inc.

     SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is three thousand (3,000), and the par value of each of such share is one cent ($0.01), amounting in the aggregate to thirty dollars ($30.00) of capital stock.

     FIFTH: The name and mailing address of the sole incorporator is as follows:

          NAME                            MAILING ADDRESS
          ----                            ---------------
     Robert Porcelli,                c/o Bingham McCutchen LLP
      Corporate Paralegal            150 Federal Street
                                     Boston, Massachusetts 02110

     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

     (a)  The election of directors need not be by written ballot.

     (b)  The Board of Directors shall have the power and authority:

          (1) to adopt, amend or repeal by-laws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

          (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

          (3) subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

     SEVENTH: No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Seventh shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 17/th/ day of September, 2002.


                                        /s/ Robert Porcelli
                                        ----------------------------------------
                                        Robert Porcelli
                                        Sole Incorporator